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                                                                   Exhibit 10.20

                                    MBIA INC.
                             2000 STOCK OPTION PLAN

                                   ARTICLE 1.
                                    PURPOSE

          The purpose of the "MBIA INC. 2000 STOCK OPTION PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company's and its Subsidiaries' employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   ARTICLE 2.
                                   DEFINITIONS

          (a) Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (l) "Act" means the Securities Exchange Act of 1934, as amended.

          (2) "Board" means the Board of Directors of the Company.

          (3) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way; including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant's having been convicted of, or entered a plea of nolo contenders to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

          (4) "Change of Control" shall be deemed to have occurred if:

          (i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including any group (within the meaning of Rule 13d-5(b) under the Exchange
     Act)), but excluding
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     any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company's securities; or

          (ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

          (iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

          (5) "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

          (6) "Code" means the Internal Revenue Code of 1986, as amended.

          (7) "Committee" means the Compensation and Organization Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of three or more members. Each of the Committee members shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Act, and an "outside


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         director" within the meaning of section 162(m) of the Code and the
         Treasury Regulations promulgated thereunder.

                  (8) "Common Stock" means the common stock of the Company, par value $1.00 per share.

                  (9) "Company" means MBIA Inc., a Connecticut corporation, and any successor thereto.

                  (10) "Disability" has the meaning given in the Company's long-term disability insurance policy or program as in effect from time to time.

                  (11) "Employee" means any employee (including each officer) of the Company or any Subsidiary (as determined by the Committee in its sole discretion).

                  (12) "Fair Market Value" means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

                  (13) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), of such Participant, (ii) trusts for the exclusive benefit of such persons and (iii) other entity owned solely by such persons.

                  (14) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option" (NSO)).

                  (15) "Participant" means any Employee designated by the Committee to participate in the Plan.

                  (16) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership or in which the Company has, either directly or


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indirectly, a material equity interest and which the Committee has designated as a "Subsidiary" for purposes of this definition.

     (17) "Voting Power" when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cash such percentage of all the votes which could be cast in an annual election of directors and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

     (18) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE 3,
                            POWERS OF THE COMMITTEE

     (a) Power to Grant. The Committee shall determine those Employees to whom Options shall be granted and the terms and conditions of any and all such Options. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Option such Participant may receive, whether or not granted at different times.

     (b)  Administration.

     (1) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective option agreements and to make all other determinations it determines necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

     (2) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses

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         incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

                  (3) Delegation of Authority. The Committee may delegate to the Company's Chief Executive Officer the power and authority to make awards under the Plan with respect to individuals who are at or below the position of Senior Managing Director (or analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Options to, Participants who are subject to Section 16 of the Act.

                  (c) Certain Rules Relating to Grants.

                  (1) Maximum Individual Grants. During any 12 month period, no individual Participant may be granted Options to acquire more than 500,000 shares of Common Stock. It is understood that this provision is subject to the adjustment provided for in Section 4(c).

                  (2) Repricing or Substitution of Options. The Committee shall not have the right to reprice outstanding Options or to grant new Options under the Plan in substitution for or upon the cancellation of Options previously granted. Additionally, the Committee shall not have the right to grant reload options under the Plan.

                                   ARTICLE 4.
                          COMMON STOCK SUBJECT TO PLAN

         (a) Number. Subject to the provisions of Section 4(c), the number of shares of Common Stock issuable under the Plan shall not exceed 5,000,000 shares. Any shares which, as of the effective date of the Plan, remain available for awards under the Company's 1987 Stock Option Plan shall, upon approval of the Plan by the Company's shareholders, be canceled and no longer available for awards. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

         (b) Canceled, Terminated, or Forfeited Options. Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock (and, except with respect to ISO's, including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes) shall again be available for Options under the Plan.

         (c) Adjustment in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited, to the


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payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for Options under Sections 3(c)(1) and 4(a) or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

                                   ARTICLE 5.
                                  STOCK OPTIONS

         (a) Grant of Options. Subject to the provisions of Section 4(a), Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types:
(i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees who are common law employees of the Company or one of its majority owned subsidiaries (within the meaning of Section 424 of the Code). Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

         (b) Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted.

         (c) Exercise of Options. Unless the Committee shall, at grant, impose an alternative exercise schedule with respect to Options granted hereunder, 40% of each Nonstatutory Stock Option or Incentive Stock Option granted pursuant to the Plan shall become exercisable on the second anniversary of the date such Option is granted and the remaining 60% of each Option shall become exercisable in equal 20% installments on each of the third, fourth and fifth anniversaries of the option grant date; provided that the Committee may at any time accelerate the exercisability of all or any portion of any Option at its discretion. Subject to the provisions of this Article 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted, but in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

         (d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option


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unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

         (e) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.

         (f) Termination of Employment

         (1) Due to Death or Disability. In the event a Participant's employment terminates by reason of death or Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary, and if none is named, in accordance with Section 8(b), at any time prior to the earlier of (i) the first anniversary of the Participant's death or termination of employment due to Disability or
(ii) the expiration of the term of the Options.

         (2) Termination of Employment For Cause. In the event a Participant's employment is terminated by the Company or any Subsidiary for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited.

         (3) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 5(f)(1) or (2), any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment may be exercised at any time prior to the expiration of the term of the Options or the ninetieth day following the Participant's termination of employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited.


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         (g) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Option under the Plan upon the Employee to whom such Option would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Option (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Employee's employment with the Company and its Subsidiaries and after the Option has been exercised, including, without limitation, the requirement that the Employee disgorge any profit, gain or other benefit received in respect of the exercise of the Option prior to any breach of any such covenant by the Employee).


                                   ARTICLE 6.
                                CHANGE OF CONTROL

         (a) Accelerated Vesting and Payment. Subject to the provisions of
Section 6(b), in the event of a Change of Control each Option shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option.

         (b) Alternative Awards. Notwithstanding Section 6(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

         1) be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change in Control;

         2) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;


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         3)       have substantially equivalent economic value to such Option
                  (determined at the tine of the Change in Control); and

         4) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination of employment by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.

                                   ARTICLE 7.
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option may be granted or (iii) extend the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.


                                   ARTICLE 8.
                            MISCELLANEOUS PROVISIONS

         (a) Transferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the Option agreement or otherwise, permit transfers of Nonstatutory Stock Options to Family Members (including, without limitation, transfers effected by a domestic relations order).

         (b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during


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his lifetime. In the absence of any such effective designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

     (c) Deferral of Payment. The Committee may, in the Option agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise of a Nonstatutory Stock Option.

     (d) No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

     (e) Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Option under the Plan, and the Company may defer issuance of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose,
(i) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy such withholding tax obligation associated with the transaction.

     (f) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.




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         (g) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law.

         (h) Requirements of Law. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         (i) Term of Plan. The Plan shall be effective on May 11, 2000, the date of its approval by the Company's shareholders. The Plan shall expire on the tenth anniversary of such date, provided that any awards granted prior to the expiration of this Plan may extend beyond that date.

         (j) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Connecticut, without regard to principles of conflict of laws.

         (k) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Options shall not be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

         (1) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Article 7, to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.


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